SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 13, 2010, Strategic Hotels & Resorts, Inc. (the “Company”) and its operating partnership, Strategic Hotel Funding, L.L.C., entered into an underwriting agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters listed in the underwriting agreement (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 66,000,000 (the “Offered Shares”) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company also granted the Underwriters a 30-day option to purchase up to 9,900,000 additional shares of Common Stock (the “Option Shares”) solely to cover over-allotments, if any.

On May 14, 2010, the Underwriters exercised their option to purchase all of the Option Shares.

The closing of the sale of the Offered Shares and the Option Shares is expected to occur on May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
Name:	Paula C. Maggio
Title:	Senior Vice President, General Counsel, Secretary

Date: May 18, 2010